PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:  Gregory J. Kreis, President & CEO
          Eugene R. Sunderhaft, Senior Vice President & CFO

Telephone:  315 343 4100


 BRIDGE STREET FINANCIAL, INC. REPORTS A 21% INCREASE IN 3RD QUARTER NET INCOME


OSWEGO, NEW YORK OCTOBER 22, 2004. Bridge Street Financial, Inc. (the "Company") (NASDAQ: OCNB), the holding company for Oswego County National Bank (the "Bank"), reported that net income increased 21% to $305,000 for the quarter ended September 30, 2004 compared to $252,000 for the same period of 2003. Diluted earnings per share for the third quarter were $0.12, up 20% from $0.10 in the same quarter of 2003. Diluted earnings per share for the nine months ended September 30, 2004 were $0.32 compared to $0.24 in the prior year.

Gregory J. Kreis, President and CEO said, "We are pleased with the positive trends shown in the third quarter and year to date results. For the first nine months net income is up 27% over 2003 and the third quarter 2004 net income is up 21% over the third quarter of 2003. We have made a substantial effort to reduce expenses and that is reflected in the 7.2% decline in operating expenses in the third quarter of 2004 compared to 2003. The operating expenses in 2004 also include a full quarter of operation of the Brewerton branch that opened in September of 2003."

Kreis went on to say that, "Loan growth has been increasing in the first nine months of 2004 as indicated by the 8.6% growth since December 31, 2003. We think the increase in loan demand, particularly in the business sector, indicates a growing confidence in the economic outlook for 2005."

Net interest income for the quarter ended September 30, 2004 increased 8.42% to $1,751,000 compared to $1,615,000 for the same period in 2003. The increase in net interest income resulted primarily from an increase in interest income. The increase in interest income resulted primarily from an increase in loans. Net interest margin for the third quarter of 2004 was 3.93% which represents a slight increase over the second quarter of 2004. Non-interest income for the quarter ended September 30, 2004 decreased by $194,000 to $855,000 compared to $1,049,000 for the same period in 2003, due primarily to a reduction in income from mortgage banking activity. The provision for loan losses for the quarter ended September 30, 2004 increased to $151,000 compared to $90,000 for the prior year primarily due to increased loan balances. Operating expenses for the third quarter of 2004 decreased by $164,000 or 7.2% to $2,113,000 from $2,277,000 in
2003 due primarily to the Company's strategic initiative to reduce operating costs.

Total assets increased by $6,164,000 or 2.93% to $216,816,000 at September 30, 2004 compared to $210,652,000 at December 31, 2003. Total loans increased by $10,183,000 or 8.6% to $128,950,000 at September 30, 2004 compared to
$118,767,000 at December 31, 2003. Total deposits increased by $6,793,000 to $158,445,000 at September 30, 2004 compared to $151,652,000 at December 31,
2003. The allowance for loan losses as a percentage of nonperforming loans was 127.81% at September 30, 2004 compared to 140.00% at December 31, 2003. Shareholders' equity decreased $90,000 to $31,198,000 at September 30, 2004 compared to $31,288,000 at December 31, 2003. The decrease in shareholders' equity was primarily due to an increase in treasury stock of $871,000, and dividend payments of $368,000, which were partially offset by net income of $808,000, and an increase of $341,000 for additional paid in-capital and other shareholders' equity items.

Return on average assets increased to 0.56% for the quarter ended September 30, 2004 compared to 0.49% for the same period in 2003. Return on average equity for the quarter ended September 30, 2004 increased to 3.88% compared to 3.25% for the same period in 2003. Book value per share increased to $12.25 at September 30, 2004 compared to $12.14 for the same period in 2003.

The Board of Directors of Bridge Street Financial, Inc., declared a dividend of five cents per share to shareholders of record on November 2, 2004 and payable on or about November 20, 2004.

Bridge Street Financial, Inc., successor to Oswego County Bancorp, Inc., is the holding company of Oswego County National Bank, formerly Oswego County Savings Bank. Oswego County National Bank is a national bank whose deposits are insured by the FDIC. The Bank was founded in 1870 and conducts business from its main office in Oswego, New York and seven branches in Oswego, Fulton, Pulaski, Brewerton, North Syracuse, and Liverpool, New York.

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT THE COMPANY'S INDUSTRY, MANAGEMENT'S BELIEFS AND ASSUMPTIONS MADE BY MANAGEMENT. WORDS SUCH AS "ANTICIPATES", "EXPECTS", "INTENDS", "PLANS", "BELIEVES", "SEEMS", "ESTIMATES", OR VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO FORECAST. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR FORECAST IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION OR OTHERWISE.

                          BRIDGE STREET FINANCIAL, INC.
                           FINANCIAL DATA (Unaudited)
                               SEPTEMBER 30, 2004

(dollars in thousands, except per share data)

                                                          For the quarter ended              For nine months ended
                                                          ---------------------              ---------------------
INCOME STATEMENT DATA:                             9/30/2004    6/30/2004   9/30/2003       9/30/2004    9/30/2003
                                                   ----------------------------------       ----------------------
Interest income                                       $2,523       $2,458      $2,354          $7,388       $6,946
Interest expense                                         772          753         739           2,237        2,281
                                                   ----------------------------------       ----------------------
Net interest income                                    1,751        1,705       1,615           5,151        4,665
Provision for loan losses                                151          161          90             402          270
                                                   ----------------------------------       ----------------------
Net interest income
  after provision for losses                           1,600        1,544       1,525           4,749        4,395

Noninterest income                                       855          909       1,049           2,690        2,692
Operating expenses                                     2,113        2,069       2,277           6,532        6,367
                                                   ----------------------------------       ----------------------
Income before taxes                                      342          384         297             907          720
Income taxes                                              37           42          45              99           86
                                                   ----------------------------------       ----------------------

Net income                                              $305         $342        $252            $808         $634


Basic earnings per share                                0.12         0.13        0.10            0.32         0.24
Diluted earnings per share                              0.12         0.13        0.10            0.32         0.24

Interest rate spread (a)                               3.53%        3.50%       3.60%           3.54%        3.42%
Net interest margin (a)                                3.93%        3.88%       3.95%           3.93%        3.85%
Return on average assets                               0.56%        0.63%       0.49%           0.50%        0.43%
Return on average equity                               3.88%        4.46%       3.25%           3.45%        2.73%

BALANCE SHEET DATA:                                9/30/2004    6/30/2004   9/30/2003      12/31/2003
                                                   ----------------------------------      ----------
Investments                                          $60,102      $60,365     $59,781         $58,349
Loans                                                128,950      122,240     115,656         118,767
Allowance for loan losses                             (1,319)      (1,266)     (1,185)         (1,183)
Total assets                                         216,816      217,347     207,115         210,652

Deposits                                             158,445      159,957     149,369         151,652
Borrowings                                            21,312       23,250      23,700          23,250
Shareholders' equity                                  31,198       30,192      30,958          31,288
Shares outstanding, net (b)                        2,546,147    2,539,863   2,571,591       2,577,980
Book value per share                                   12.25        11.89       12.04           12.14

Nonperforming assets
  to total assets (c)                                  0.48%        0.55%       0.61%           0.46%
Allowance to nonperforming loans                     127.81%      106.57%      98.83%         140.00%
Equity to assets                                      14.39%       13.89%      14.95%          14.85%


(a) Includes tax equivalent adjustment for the Company's tax-exempt securities income.
(b) Reduced by unvested restricted shares, unallocated ESOP shares and treasury shares.
(c) Nonperforming assets include nonaccrual loans, accruing loans over 90 days past due, restructured loans and other real estate owned.